Exhibit 10.3
Execution Version
CUSTODY AGREEMENT
THIS AGREEMENT is made and entered into as of the last date written on the signature page by and between NC SLF INC. (and any successor or permitted assign), a Maryland corporation (the “Fund”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).
WHEREAS, the Company is a closed-end management investment company, which intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, Nuveen Churchill Administration LLC, a Delaware limited liability company, serves as administrator to the Fund (the “Fund Administrator”); and
WHEREAS, Churchill Asset Management LLC, a Delaware limited liability company, manages the day-to-day and portfolio investment activities of the Fund (the “Investment Manager”); and
WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act; and
WHEREAS, the board of directors of the Fund (the “Board”) desires to retain the Custodian to act as custodian of the cash and securities of the Fund and of the cash and securities of each Subsidiary hereafter identified to the Custodian and set out in Annex I of the Agreement; and
WHEREAS, the Board desires to retain the Custodian to serve as the foreign custody manager for the Fund; and
WHEREAS, the Fund desires that certain of the Fund’s Securities (defined below) and cash be held and administered by the Custodian pursuant to this Agreement in compliance with Section 17(f) of the 1940 Act.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:
1.01    “1940 Act” shall mean the Investment Company Act of 1940, as amended.

1.02    “Authorized Person” means any person authorized by the Fund, on the list attached hereto as Exhibit A (as amended from time to time), to give Written Instructions on behalf of the Fund. Such officer or person shall continue to be an Authorized Person until such time as the Custodian receives Written Instructions from the Fund or the Fund’s Manager or other agent that any such person is no longer an Authorized Person.
1.03    “Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.
1.04    “Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc., and any other day for which the Fund computes the net asset value of Shares of the Fund.
1.05    “Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5 of the 1940 Act), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 of the 1940 Act or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.
1.06    “Eligible Securities Depository” shall mean a system for the central handling of securities as that term is defined in Rule 17f-4 and 17f-7 under the 1940 Act.
1.07    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
1.08    “FINRA” shall mean The Financial Industry Regulatory Authority, Inc.
1.09    “Foreign Securities” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.
1.10    “Fund Custody Accounts” shall mean any of the accounts in the name of the Fund, which is provided for in Section 3.02 below.
1.11    “IRS” shall mean the Internal Revenue Service.
1.12    “Loan” means any U.S. dollar denominated commercial loan, or participation therein, made by the Fund, a bank or other financial institution that by its terms provides for payments of principal and/or interest, including discount obligations and payment- in-kind obligations, acquired by the Fund from time to time.
1.13    “Loan Checklist” means a list delivered to the Custodian in connection with delivery of a Loan to the Custodian that identifies the items contained in the related Loan File.
1.14    “Loan Documents” means those documents related to Loans to the extent delivered to the Custodian.

1.15    “Loan File” means, with respect to each Loan delivered to the Custodian, each of the Loan Documents identified on the related Loan Checklist.
1.16    “Loan Trade Confirmation” means a confirmation to the Custodian from the Fund of the Fund’s acquisition of a Loan, and setting forth applicable information with respect to such Loan, which confirmation may be in the form of Schedule A attached hereto and made a part hereof, subject to such changes or additions as may be agreed to by, or in such other form as may be agreed to by, the Custodian and the Fund from time to time
1.17    “Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the Fund.
1.18    “Officer” shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Fund.
1.19    “Participation” means an interest in a Loan that is acquired indirectly by way of a participation from a selling institution.
1.20    “Participating Plan” means an employee benefit plan that the Fund has accepted for participation in the Fund.
1.21    “Plan-assets Vehicle” means an investment contract, product, or entity that holds plan assets (as determined pursuant to ERISA §§3(42) and 401 and 29 CFR §2510.3-101).
1.22    “Proper Instructions” shall mean Written Instructions.
1.23    “SEC” shall mean the U.S. Securities and Exchange Commission.
1.24    “Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.
1.25    “Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.
1.26    “Shares” shall mean, with respect to the Fund, the shares of common stock issued by the Fund on account of the Fund.

1.27    “Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian”, as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide the standard of care applicable to a foreign custodian, which shall be that of a prudent, professional custodian acting in the jurisdiction where the foreign custodian performs its custodial services, of assets of the Fund based on the standards specified in Section 3.03 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (v) that the Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Fund’s assets, including, but not limited to, notification of any transfer to or from the Fund’s accounts or a third party account(s) containing assets held for the benefit of the Fund. Such contract may contain, in lieu of any or all of the provisions specified in (i)-(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the Fund’s assets as the specified provisions.
1.28    “Subsidiary” means, collectively, any wholly owned subsidiary of the Fund identified to the Custodian by the Fund through Proper Instructions.
1.29    “Subsidiary Securities” means, collectively, the (i) investments, including Loans, acquired by a Subsidiary and delivered to the Custodian from time to time during the term of, and pursuant to the terms of, this Agreement and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i).
1.30    “Underlying Note” means the one or more promissory notes executed by an obligor evidencing a Loan.
“Written Instructions” shall mean written communications, actually received by the Custodian and signed by any Authorized Person, including communications between electro-mechanical or electronic devices, provided that the use of such devices and the procedures for the use thereof shall have been approved by the Fund.
ARTICLE II.
APPOINTMENT OF CUSTODIAN
2.01    Appointment. The Fund hereby appoints the Custodian as custodian of such Securities and cash owned by or in the possession of the Fund and delivered to the Custodian, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Fund hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities with respect to the Fund’s Foreign Securities, and the Custodian hereby accepts such delegation as foreign custody manager with respect to the Fund. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.
2.02    Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of this Agreement to the Custodian by the Fund:
(a)    A copy of the Fund’s organizational documents;
(b)    A copy of the resolutions adopted by the Board appointing the Custodian;
(c)    A completed Authorized Persons schedule, with specimen signatures, attached hereto as Exhibit A; and
(d)    An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as Exhibit C.
2.03    Notice of Appointment of Transfer Agent. The Fund agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Fund, except if the Fund appoints an affiliate of the Custodian to serve as transfer agent of the Fund, the Custodian hereby waives the Fund’s obligation to provide such written notice.
ARTICLE III.
CUSTODY OF CASH AND SECURITIES
3.01    Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than Securities maintained in a Securities Depository, Eligible Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian, shall be held by the Custodian for the exclusive account and benefit of the Fund, and beneficial ownership of all Securities and non-cash property shall at all times remain vested in the Fund and shall be identified as subject to this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of all Securities and non-cash property held by the Custodian for the account of the Fund, and all Securities and non-cash property of the Fund shall also be segregated on the Custodian’s books and records from the Custodian’s own assets and the assets of other Custodian clients.
3.02    Fund Custody and Cash Accounts. The Custodian shall open and maintain in its fund custody department: (x) a custody account in the name of the Fund coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities (other than Loans), cash and other assets of the Fund which are delivered to it and (y) cash accounts, including any subaccounts, in the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all principal and interest received with respect to the Loans. With respect to Noteless Loans, the Custodian shall maintain a register (in book-entry form or in such other form as it shall deem necessary or desirable) of such Loans, containing such information as the Fund and the Custodian may reasonably agree. The Custodian shall be authorized to open such additional accounts as may be necessary or convenient for administration of its duties hereunder.
3.03    Appointment of Agents.
(a)    In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians who are members of the Sub-Custodian’s network to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Fund shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian. The Custodian shall be responsible for the prudent selection of a Sub-Custodian within a particular jurisdiction after considering all factors relevant to the safekeeping of such assets and for periodically monitoring such selection to determine that such selection continues to be prudent within the particular jurisdiction.
(b)    If, after the initial appointment of Sub-Custodians, the Custodian wishes to appoint other Sub-Custodians to hold property of the Fund, it will so notify the Fund and make the necessary determinations as to any such new Sub-Custodian’s eligibility under Rule 17f-5 under the 1940 Act.
(c)    In performing its delegated responsibilities as foreign custody manager to place or maintain the Fund’s assets with a Sub-Custodian, the Custodian will ensure that the Fund’s assets will be subject to the standard of care applicable to a foreign custodian, which shall be that of a prudent, professional custodian acting in the jurisdiction were the foreign custodian performs its custodial services, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1)(i)-(iv). Prior to placing or maintaining the Fund’s assets with a Sub-Custodian, the Custodian shall report to the Fund the material differences, if any, between custodial practices in the United States and the country in which the Fund’s assets will be held by the Sub-Custodian as well as any material risks associated with the custodian practices of such country.
(d)    The agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2) under the 1940 Act.
(e)    At the end of each calendar quarter, the Custodian shall provide written reports notifying the Fund of the withdrawal or placement of the Securities and cash of the Fund with a Sub-Custodian and of any material changes in the Fund’s arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with any

Eligible Securities Depositories. The Custodian shall promptly take such steps as may be required to withdraw assets of the Fund from any Sub-Custodian arrangement that has ceased to meet the requirements of Rule 17f-5 or Rule 17f-7 under the 1940 Act, as applicable.
(f)    With respect to its responsibilities under this Section 3.03, the Custodian hereby warrants to the Fund that it agrees to act with the care, skill, prudence, and diligence under the circumstances then prevailing that a professional custodian for hire acting in like capacity and familiar with such matters would use in the particular jurisdiction in which such services are provided, however, with respect to custody of any Loans, the Custodian’s responsibility shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any such documents delivered to it, and any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any, that may be delivered to it. The Custodian further warrants that the Fund’s assets will be subject to the standard of care applicable to a foreign custodian, which shall be that of a prudent, professional custodian acting in the jurisdiction were the foreign custodian performs its custodial services if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian’s practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for assets of the Fund; (iii) the Sub-Custodian’s general reputation and standing and, in the case of a Securities Depository, the Securities Depository’s operating history and number of participants; and (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.
(g)    The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Fund’s assets with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub-Custodian’s network; (ii) the performance of the contract governing the Fund’s arrangements with such Sub-Custodian or Eligible Foreign Custodian’s members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian must promptly notify the Fund or the Investment Manager in writing of any material change in these risks.
(h)    The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to Foreign Securities to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Custodian and the Fund shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures.
3.04    Delivery of Assets to Custodian. The Fund (or, if applicable, a Subsidiary thereof) shall deliver, or cause to be delivered, to the Custodian all of the Fund’s (or, if applicable, the

Subsidiary’s) Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by the Fund (or, if applicable, a Subsidiary thereof) with respect to such Securities, cash or other assets owned by the Fund (or, if applicable, a Subsidiary thereof) at any time during the period of this Agreement, and (ii) all cash received by the Fund (or, if applicable, a Subsidiary thereof) for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it or its Sub-Custodian.
3.05    Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities (excluding Loans) of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:
(a)    The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.
(b)    Securities (other than Loans) of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.
(c)    The records of the Custodian with respect to Securities of the Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities (other than Loans) as belonging to the Fund.
(d)    If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon: (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account; and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account; and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.
(e)    The Custodian shall provide the Fund with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.
(f)    Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from: (i) the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian; or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Fund shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.
(g)    With respect to its responsibilities under this Section 3.05 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby warrants to the Fund that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by the Fund, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.
3.06    Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Fund’s Custody Account but only in the following cases:
(a)    For the purchase of Securities for the Fund but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Fund and a bank which is a member of the Federal Reserve System or between the Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian’s account at a Book-Entry System or Securities Depository with such Securities;
(b)    In connection with the conversion, exchange or surrender, as set forth in Section 3.07(f) below, of Securities owned by the Fund;
(c)    For the payment of any dividends or capital gain distributions declared by the Fund;
(d)    In payment of the repurchase price of Shares as provided in Section 5.01 below;

(e)    For the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;
(f)    For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;
(g)    For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;
(h)    For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and
(i)    For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.
3.07    Delivery of Securities from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from the Fund Custody Account or Loan Documents but only in the following cases:
(a)    Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;
(b)    In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;
(c)    To an offeror’s depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;
(d)    To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)    To the broker selling the Securities, for examination in accordance with the “street delivery” custom;
(f)    For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;
(g)    Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;
(h)    In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;
(i)    For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Fund shall have specified to the Custodian in Proper Instructions;
(j)    For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt by the Custodian of the amounts borrowed;
(k)    Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;
(l)    For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;
(m)    For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;
(n)    For any other proper corporate purpose, but only upon receipt of Proper Instructions, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or
(o)    To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct.
3.08    Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Fund, the Custodian shall with respect to all Securities held for the Fund:
(a)    Subject to Section 9.04 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;
(b)    Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;
(c)    Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;
(d)    Surrender interim receipts or Securities in temporary form for Securities in definitive form;
(e)    Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Fund at such time, in such manner and containing such information as is prescribed by the IRS;
(f)    Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Fund; and
(g)    In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of the Fund.
(h)    [Reserved.]
3.09    Registration and Transfer of Securities. All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities (other than Loans) shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Fund shall only be registered in the name of the Fund, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The records of the Custodian with respect to foreign securities of the Fund that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to the Fund. The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities (other than Loans) registered in the name of the Fund.
3.10    Records.

(a)    The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.
(b)    All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC, as applicable, and (ii) be the property of the Fund and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Fund and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rules 31a-1 and 31a-2 under the 1940 Act.
3.11    Fund Reports by Custodian. The Custodian shall furnish the Fund with a daily activity statement and a summary of all transfers to or from the Fund Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Fund under this Agreement.
3.12    Other Reports by Custodian. As the Fund may reasonably request from time to time, the Custodian shall provide the Fund with reports on the internal accounting controls and procedures for safeguarding Securities that are employed by the Custodian or any Sub-Custodian.
3.13    Proxies and Other Materials. Neither the Custodian nor any nominee of the Custodian shall vote any of the Securities held under this Agreement by or for the account of the Fund, except in accordance with Proper Instructions. The Custodian shall cause all proxies relating to Securities that (excluding Loans) are not registered in the name of the Fund to be promptly executed by the registered holder of such Securities (excluding Loans), without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

3.14    Information on Corporate Actions. The Custodian shall promptly deliver to the Fund all information received by the Custodian and pertaining to Securities being held by the Fund with respect to optional tender or exchange offers, calls for redemption or purchase or expiration of rights. If the Fund desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Fund shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action. The Fund will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period. The Custodian shall have no duty or obligation hereunder (other than as set forth herein or pursuant to Proper Instructions) to take any action on behalf of the Fund, to communicate on behalf of the Fund, to collect amounts or proceeds in respect of, or otherwise to interact or exercise rights or remedies on behalf of the Fund, with respect to any Loans. All such actions and communications are the responsibility of the Fund.
3.15    Custody of Subsidiary Securities.
(a)    With respect to each Subsidiary identified to the Custodian by the Fund and after, the completion to the Custodians’ satisfaction in its sole discretion of all necessary or appropriate anti-money laundering, know-your-customer, compliance and business reviews, there shall be established at the Custodian a segregated account to which the Custodian shall deposit and hold any Subsidiary Securities (other than Loans) received by it (and any proceeds received by it in the form of dividends in kind) pursuant to this Agreement, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Securities Account” (the “Subsidiary Securities Account”).
(b)    With respect to each Subsidiary identified to the Custodian by the Fund and after, the completion to the Custodians’ satisfaction in its sole discretion of all necessary or appropriate anti-money laundering, know-your-customer, compliance and business reviews, there shall be established at the Custodian a segregated account to which the Custodian shall deposit and hold any cash Proceeds received by it from time to time from or with respect to Subsidiary Securities or other Proceeds, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Cash Proceeds Account” (the “Subsidiary Cash Account”).
(c)    To the maximum extent possible, the provisions of this Agreement regarding Securities of the Company shall be applicable to any Subsidiary Securities, cash and other investment assets, Subsidiary Securities Account and Subsidiary Cash Account, respectively. The parties hereto agree that the Company shall notify the Custodian in writing as to the establishment of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement; and identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided.

ARTICLE 1V.
PURCHASE AND SALE OF INVESTMENTS OF THE FUND
4.01    Purchase of Securities. Promptly upon each purchase of Securities (other than Loans) for the Fund, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.
(i) In connection with its acquisition of a Loan or other delivery of a Security constituting a Loan, the Fund shall deliver or cause to be delivered to the Custodian a properly completed Loan Trade Confirmation containing such information in respect of such Loan as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Loan on which the Custodian may conclusively rely without further inquiry or investigation, in such form and format as the Custodian reasonably may require, and may, but is not required, deliver to the Custodian the Loan Documents for all Loans, including the Loan Checklist.
(ii)    Notwithstanding anything herein to the contrary, delivery of Loans acquired by the Fund which constitute Noteless Loans or Participations or which are otherwise not evidenced by a “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, shall be made by delivery to the Custodian of (i) in the case of a Noteless Loan, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Loan on the books and records of the applicable obligor or bank agent to the name of the Fund (or its nominee) or a copy (which may be a facsimile copy) of an assignment agreement in favor of the Fund as assignee, and (ii) in the case of a Participation, a copy of the related participation agreement. Any duty on the part of the Custodian with respect to the custody of such Loans shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any loan documents including any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”), that may be delivered to it. Nothing herein shall require the Custodian to credit to the Securities Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any such Loan or other asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof.
(iii) The Custodian may assume the genuineness of any such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any Loan to be held by the Custodian under this Agreement, it shall be the sole responsibility of the Fund to make or cause delivery thereof to the Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Loan or to compel or cause delivery thereof to the Custodian.
(iv) Contemporaneously with the acquisition of any Loan, the Fund may (i) cause the copies of the loan documents evidencing such Loan to be delivered to the Custodian; (ii) if requested by the Custodian, provide to the Custodian an amortization schedule of principal payments and a schedule of the interest payable date(s) identifying the amount and due dates of all scheduled principal and interest payments for such Loan and (iii) a properly completed Loan Trade Confirmation containing such information in respect of such Loan as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Loan on which the Custodian may conclusively rely without further inquiry or investigation, in such form and format as the Custodian reasonably may require; (iv) take all actions reasonably necessary for the Fund to acquire good title to such Loan; and (v) take all actions as may be reasonably necessary (including appropriate payment notices and instructions to bank agents or other applicable paying agents) to cause (A) all payments in respect of the Loan to be made to the Custodian and (B) all notices, solicitations and other communications in respect of such Loan to be directed to the Fund. The Custodian shall have no liability for any delay or failure on the part of the Fund to provide necessary information to the Custodian, or for any inaccuracy therein or incompleteness thereof, or for any delay or failure on the part of the Fund to give such effective payment instruction to bank agents and other paying agents, in respect of the Loans. With respect to each such Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor or similar party with respect to the related Loan Asset, and shall be entitled to update its records (as it may deem necessary or appropriate), or from the Fund, on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.
4.02    Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such payment.
4.03    Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying: (i) the name of the issuer or writer of such Securities, and the title or other description thereof; (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold; (iii) the date of sale and settlement, (iv) the sale price per unit; (v) the total amount payable upon such sale; and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.
4.04    Delivery of Securities Sold. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities (excluding Loans) against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities (excluding Loans) prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.
4.05    Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with: (i) proceeds from the sale of Securities which it has been instructed to deliver against payment; (ii) proceeds from the redemption of Securities or other assets of the Fund; and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.
4.06    Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Fund to facilitate the settlement of the Fund’s transactions in the Fund Custody Account. Any such advance shall be repayable promptly upon demand made by Custodian. To the extent practicable, the Custodian shall provide the Fund with reasonable prior notice in the event it advances its own funds to facilitate the settlement of a transaction.
ARTICLE V.
REPURCHASE OF FUND SHARES
5.01    Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to repurchase Shares of the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Fund may designate.
5.02    No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.01 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

ARTICLE VI.
SEGREGATED ACCOUNTS
Upon receipt of Proper Instructions, the Custodian shall establish and maintain an additional segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:
(a)    in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;
(b)    for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund;
(c)    which constitute collateral for loans of Securities made by the Fund;
(d)    for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions; and
(e)    for other proper corporate purposes, but only upon receipt of Proper Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.
Each segregated account established under this Article VI shall be established and maintained for the Fund only. All Proper Instructions relating to a segregated account shall specify the Fund.
ARTICLE VII.
COMPENSATION OF CUSTODIAN
7.01    Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Custodian shall also be compensated for such miscellaneous expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. The Fund shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Fund shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid.
7.02    Overdrafts. The Fund is responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows. The Fund may obtain a formal line of credit for potential overdrafts of its custody account. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time)
ARTICLE VIII.
REPRESENTATIONS AND WARRANTIES
8.01    Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(a)    It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
(b)    This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and
(c)    It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.
8.02    ERISA Status. The Fund hereby represents and warrants as follows:
(a)    ERISA. The Fund is currently a Plan-assets Vehicle and may continue to be a Plan-assets Vehicle from time to time.
(b)    Fiduciary. To the extent that the Fund is or remains a Plan-assets Vehicle, the Fund Administrator is a “fiduciary” with respect to the Participating Plan(s) within the meaning of ERISA §3(21)(a) (a “Fiduciary”).
(c)    Directions; Prohibited Transactions. Any direction provided under this Agreement by the Fund is made according to the terms of the governing document and the subscription document and is not contrary to ERISA. Without limiting the generality of the foregoing, the Fund is subject to ERISA §406 (Prohibited Transactions), and the Fund maintains and follows procedures for identifying potential prohibited transactions under ERISA and, if prohibited, for identifying the statutory, individual or class exemption applicable to the directed transaction. Upon the Bank’s request, the Fund will (i) cite the exemption and (ii) represent and warrant that the transaction satisfies the requirements of, and is entitled to full exemptive relief under, that exemption.
(d)    Fidelity Bond. To the extent required by ERISA, the Fund Administrator or Investment Manager maintains a fidelity bond that complies with ERISA §412.
(e)    3(38) Investment Manager. At any time that the Fund remains a Plan-assets vehicle, the Investment Manager (i) is an “investment manager” within the meaning of ERISA §3(38) with respect to Participating Plans to the extent of their investment in the Fund; (ii) has been delegated the authority to manage, acquire, and dispose of the Fund’s assets pursuant to ERISA §402(c)(3); and (iii) has acknowledged in writing that it is a fiduciary to the extent it exercises discretion with respect to the Fund in that regard.
(f)    The Fund hereby acknowledges that:
(i)    The Custodian is not a “named fiduciary” with respect to the Fund within the meaning of ERISA Section 402(a). The Custodian does not provide any services under this Agreement as a “fiduciary” with respect to any Participating Plan within the meaning of ERISA §3(21).
(ii)    The Custodian has no duty to (i) provide a Participating Plan’s “administrator” within the meaning of ERISA §3(16)(A), or its participants, or beneficiaries with any plan-related, investment-related, fee-and-expense, or other information in connection with the Account, this Agreement, or the Fund, including, but not limited to, any information required for compliance with the reporting and disclosure requirements of ERISA or any description of the services to be provided or of the compensation to be received therefor; (ii) establish, maintain, or reconcile to any individual accounts; or (iii) receive investment, distribution, or other directions from participants or beneficiaries.
8.03    Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(a)    It is qualified to act as a custodian pursuant to Sections 17(f) and 26(a)(1) of the 1940 Act.
(b)    It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;
(c)    It is (i) a “U.S. Bank” as defined in section (a)(7) of Rule 17f-5; and (ii) a “bank” as defined in section 202(a)(2) of the Investment Advisers Act of 1940, as amended.
(d)    This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and
(e)    It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;
(f)    It is not (and no affiliate, controlling shareholder, director, officer, agent or employee of it is) subject to any orders, convictions, findings, judgments or decrees or involved in any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry relating to it that would have a material adverse effect on services provided under this Agreement;
(g)    It has, and at all times shall maintain during the term of this agreement, all licenses, permits, consents, insurance, authorizations and registrations as may be required by laws and regulations applicable to the Custodian for it to enter into this Agreement, and for its obligations under this Agreement to be performed;
(h)    It is not (and no affiliate, controlling shareholder, director, officer, agent or employee of it is) subject to any orders, convictions, findings, judgments or decrees or involved in any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry relating to it that would have a material adverse effect on services provided under this Agreement;
(i)    Full disclosure has been made to the Fund prior to the date hereof of all material facts in relation to it and its business affairs as ought properly to be made known to any person proposing to enter into this Agreement with it;
(j)    It shall comply with all laws applicable to it as a custodian for hire at all times during the duration of this Agreement; and
(k)    It shall promptly notify the Fund in writing if and when any of the representations or warranties in this Section 8.02 may no longer be made.
ARTICLE IX.
CONCERNING THE CUSTODIAN
9.01    Standard of Care. In performing its services under this Agreement, the Custodian shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a professional custodian for hire acting in like capacity and familiar with such matters would use in the particular jurisdiction in which such services are provided. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under this Agreement, except a loss arising out of or relating to (a) the

Custodian’s or a Sub-Custodian’s refusal or failure to comply with, or bad faith, negligence, fraud or willful misconduct in the performance of its responsibilities specifically allocated to it under, the terms of this Agreement (or any sub-custody agreement), (b) the negligence, fraud or willful misconduct of any Sub-Custodian in the performance of such Sub-Custodian’s custodial responsibilities or (c) a breach by the Custodian of responsibilities specifically allocated to it by the terms of this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of reputable outside counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Fund in writing of any action taken or omitted by the Custodian pursuant to advice of reputable outside counsel.
9.02    Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.
9.03    No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of the standard of care set forth herein, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.
9.04    Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.
9.05    Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.
9.06    Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or compute the value of the assets of the Fund. Furthermore, relating to the services provided by the Custodian under this Agreement, the Custodian shall make available such reports, information and documentation to the Fund and its independent auditors in connection with the independent auditors performance of their annual audit of the Fund and such other documentation as may be requested by the Fund or the Fund’s independent auditor. Notwithstanding the above, the Custodian reserves the right to reprocess and correct administrative errors at its own expense.
ARTICLE X.
INDEMNIFICATION
10.01    Indemnification by Fund. The Fund shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, reasonable expenses and liabilities of any and every nature (including reasonable attorneys’ fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of the Fund or any Subsidiary, or (b) upon Proper Instructions, or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to (w) the Custodian or any Sub-Custodian’s refusal or failure to comply with the terms of this Agreement, (x) the Custodian’s bad faith, negligence, fraud or willful misconduct in the performance of its responsibilities specifically allocated to it under the terms of this Agreement (or any sub-custody agreement), (y) the bad faith, negligence, fraud or willful misconduct of any Sub-Custodian in the performance of such Sub-Custodian’s custodial responsibilities or (z) a breach by the Custodian of responsibilities specifically allocated to it by the terms of this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Fund (including, for the avoidance of doubt, any Subsidiary), its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms “Custodian” and “Sub-Custodian” shall include their respective directors, officers, affiliates and employees.
10.02    Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Fund from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person, arising directly or indirectly out of any action taken or omitted to be taken by an Indemnified Party as a result of (a) the Indemnified Party’s refusal or failure to comply with the terms of this Agreement, (b) bad faith, negligence, fraud or willful misconduct in the performance of its responsibilities specifically allocated to it under the terms of this Agreement (or any sub-custody agreement), (c) the bad faith, negligence, fraud or willful misconduct of any Indemnified Party in the performance of such Indemnified Party’s custodial responsibilities or (d) a breach by the Indemnified Party of responsibilities specifically allocated to it by the terms of this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Fund” shall include the Fund’s directors, officers, affiliates and employees.
10.03    Security. If the Custodian advances cash or Securities to the Fund for any purpose, either at the Fund’s request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys’ fees) (except such as may arise from its or its nominee’s bad faith, negligence, fraud or willful misconduct), then, in any such event, any property at any time held for the account of the Fund shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of the Fund to the extent necessary to obtain reimbursement or indemnification.
10.04    Miscellaneous.

(a)    No party to this Agreement shall be liable to any other party for consequential, special or punitive damages under any provision of this Agreement.
(b)    The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.
(c)    In order that the indemnification provisions contained in this Article shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.
ARTICLE XI.
FORCE MAJEURE; INFORMATION SECURITY
11.01    Neither the Custodian nor the Fund shall be liable for any failure or delay in performance of their respective obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control (each a, “Force Majeure Event”) as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay. With a view to assisting the Fund’s efforts to mitigate the effects of any Force Majeure Event, the Custodian shall act in accordance with its plan setting out the steps that the Custodian may take in the event of a Force Majeure Event that severely disrupts the delivery of the services to be provided hereunder (“Business Continuity Plan”) in effect from time to time. The Custodian shall also ensure that commercially reasonable disaster recovery arrangements are implemented and maintained and tested on at least on an annual basis.
11.02    The Custodian certifies that it has implemented appropriate measures, including the establishment and maintenance of policies, procedures, and technical, physical, and administrative safeguards, to ensure the security and confidentiality of all confidential information, protect against any reasonably foreseeable threats or hazards to the security or integrity of confidential information, protect against unauthorized access to or use of confidential information, and ensure appropriate disposal of confidential information (“Information Security Program”). To the extent personal information is or may be disclosed to the Custodian or is or may be otherwise received or accessed by the Custodian under this Agreement, the Information Security Program shall be designed to meet the standards established by federal and state privacy and data security laws, rules, regulations, industry standards applicable to the Fund, and industry standards applicable to the Custodian. The Custodian shall periodically test and audit its Information Security Program. The Custodian shall take full responsibility for safeguarding confidential information and will implement industry standard security measures to protect confidential information from loss, corruption, access by or disclosure to a party other than the intended recipient. The Custodian shall promptly notify the Fund of any data breach affecting the Custodian.
ARTICLE XII.
PROPRIETARY AND CONFIDENTIAL INFORMATION
12.01    The Custodian agrees on behalf of itself and its affiliates, directors, officers, and employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, although the Custodian will promptly report such disclosure to the Fund if disclosure is permitted by applicable law and regulation; or (iii) when so requested by the Fund. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Fund or its agent, shall not be subject to this paragraph. The Custodian shall immediately notify the Fund in writing if it becomes aware of the disclosure of any confidential information of the Fund in violation of this Agreement.
12.02    Further, the Custodian will adhere to the privacy policies adopted by the Fund and its affiliates pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders.
12.03    The Fund agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Custodian, all non-public information relative to the Custodian (including, without limitation, information regarding the Custodian’s pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by the Custodian, which approval shall not be unreasonably withheld and may not be withheld where the Fund may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Custodian. Information which has become known to the public through no wrongful act of the Fund or any of its employees, agents or representatives, and information that was already in the possession of the Fund prior to receipt thereof from the Custodian, shall not be subject to this paragraph.
12.04    Notwithstanding anything herein to the contrary, (i) the Fund shall be permitted to disclose the identity of the Custodian as a service provider, redacted copies of this Agreement, and such other information as may be required in the Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, and (ii) the Custodian shall be permitted to include the name of the Fund in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.
12.05    The Custodian will take all reasonable steps to safeguard sensitive or confidential client information, to protect it from unauthorized disclosure, and to comply with state and federal laws and regulations regarding confidentiality, privacy, and security applicable to the Custodian.
ARTICLE XIII.
EFFECTIVE PERIOD; TERMINATION
13.01    Effective Period. This Agreement shall become effective as of the date last written in the signature block and will continue in effect until terminated as hereinafter provided.
13.02    Termination. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by the Fund or the Custodian, upon the breach of the Custodian in the case of the Fund and upon the breach of the Fund in the case of the Custodian, of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party; provided, however, that in the case of a termination by Custodian pursuant to this sentence, such termination shall not become effective until the earlier of the appointment of a replacement custodian by the Fund and sixty (60) days from notice of termination. In addition, the Fund may, at any time, immediately terminate this Agreement (a) in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction; (b) following the winding up and dissolution of the Fund; or (c) if the continued performance of this Agreement for any reason ceases to be lawful. In the event that this Agreement is terminated, the Custodian will provide reasonable assistance in the transfer of assets to a replacement custodian in accordance with Section 13.03 below.
13.03    Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Fund, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided, that the Fund shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled and are not in dispute. In addition, the Custodian shall, at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which the Custodian has maintained the same, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.
13.04    Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Fund on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company: (i) is a “bank” as defined in the 1940 Act, and (ii) has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Securities, cash and other property held by the Custodian under this Agreement and to transfer to an account of or for the Fund at such bank or trust company all Securities of the Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of the Fund shall be returned to the Fund.
ARTICLE XIV.
MISCELLANEOUS
14.01    Compliance with Laws. The Fund has and retains primary responsibility for all compliance matters relating to the Fund, including laws and regulations applicable to the Fund and the policies and limitations of the Fund relating to its portfolio investments. The Custodian’s services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance with respect thereto. The Fund shall promptly notify the Custodian if there is a material change to the investment strategy of the Fund, or if it becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction, that materially impacts the operations of the Fund or the services provided under this Agreement.

14.02    Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and the Fund.
14.03    Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund.
14.04    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.
14.05    No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower any party to act as agent for any other party to this Agreement, or to conduct business in the name, or for the account, of the other parties to this Agreement, except to the extent provided herein.
14.06    Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.
14.07    Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.
14.08    Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:
Notice to the Custodian shall be sent to:
U.S. Bank N.A.
U.S. Bank Tower
425 Walnut Street, Cincinnati,
OH 45202 | CN-OH-W6TC
Attn: Global Fund Custody Support Services
Phone: 513.632.2443
Fax: 844.206.1025
Email: Trust.-.Fund.Custody.Conversion.Team@usbank.com

Notice to the Fund or any Subsidiary shall be sent to:
NC SLF Inc.
c/o Churchill Asset Management LLC
430 Park Avenue, 14th Floor
New York, NY 10022
Attention: Heather McNally, Principal and Head of Operations
Email: heather.mcnally@churchillam.com
Phone: (212) 478-9216
14.09    Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.
14.10    No Waiver. No failure by any party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by any party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.
14.11    References to Custodian. The Fund shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter as merely identifies Custodian as custodian for the Fund. The Fund shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.
14.12    Class Actions. The Custodian shall use its best efforts to identify and file claims for the Fund involving any class action litigation that impacts any security the Fund may have held during the class period. The Fund agrees that the Custodian may file such claims on its behalf and understands that it may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims. Further, the Fund acknowledges that there is no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain. However, the Fund may instruct the Custodian to distribute class action notices and other relevant documentation to the Fund or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of the Fund.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

NC SLF Inc.

By:	/s/ Shai Vichness
Name:	Shai Vichness
Title:	Chief Financial Officer
Date:	April 14, 2021

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jeanine M. Bajczyk
Name:	Jeanine M. Bajczyk
Title:	Senior Vice President
Date:	April 14, 2021

EXHIBIT A
AUTHORIZED PERSONS

EXHIBIT B
Fee Schedule for Domestic and Global Services

EXHIBIT C
SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION
NC SLF Inc.
The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.
Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.
Your “yes” or “no” to disclosure will apply to all U.S. securities Custodian holds for you now and in the future, unless you change your mind and notify us in writing. A “no” election may prevent Custodian from obtaining, on your behalf, the most favorable tax rate for American Depository Receipts (ADRs) held in your account.

______ YES	U.S. Bank is authorized to provide the Fund’s name, address and security position to requesting companies whose stock is owned by the Fund.

______ NO	U.S. Bank is NOT authorized to provide the Fund’s name, address and security position to requesting companies whose stock is owned by the Fund.

By:
Name:
Title:
Date: